Exhibit 10.4

MANAGEMENT SERVICES AGREEMENT

This management services agreement is between ARISTOCRAT GROUP CORP., a Nevada corporation (the “Company”) and ARGYLE CORPORATE SERVICES, LLC, a Texas limited liability company (the “Manager”).

Aristocrat Group is involved in the promotion of distilled spirits.

The Manager is experienced and skilled in general management, business advisory, administrative, fiscal, and accounting services for publicly traded companies.

The Company wishes to engage the Manager as an external management consultant for the Company for the purpose of providing professional managerial services.

The parties therefore agree as follows:

1.	ENGAGEMENT; SERVICES.

(a)	Engagement. The Company retains the Manager to provide, and the Manager shall provide, the services described in Exhibit A (the “Services”).

(b)	Services. Without limiting the scope of Services described in Exhibit A, the Manager shall:

(i)	perform the Services set forth in Exhibit A. However, if a conflict exists between this agreement and any term in Exhibit A, the terms in this agreement will control;

(ii)	devote as much productive time, energy, and ability to the performance of its duties under this agreement as may be necessary to provide the required Services in a timely and productive manner;

(iii)	perform the Services in a safe, good, and workmanlike manner by fully trained, skilled, competent, and experienced personnel using at all times adequate equipment in good working order;

(iv)	communicate with the Company about progress the Manager has made in performing the Services;

(v)	supply all tools, equipment, and supplies required to perform the Services, except if the Manager’s work must be performed on or with the Company’s equipment;

(vi)	provide services (including the Services) and end products that are satisfactory and acceptable to the Company and free of defects; and

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(vii)	remove, replace, or correct all or any portion of the work or end products found defective or unsuitable, without additional cost or risk to the Company.

(c)

Legal Compliance. The Manager shall perform the Services in accordance with standards prevailing in the Company’s industry, and in accordance with applicable laws, rules, or regulations. The Manager shall obtain all permits or permissions required to comply with those standards, laws, rules, or regulations.

(d)

Company’s Obligations. The Company shall make timely payments of amounts earned by the Manager under this agreement and notify the Manager of any changes to its procedures affecting the Manager’s obligations under this agreement at least 90 days before implementing those changes.

2.	TERM AND TERMINATION.

(a)

Term. This agreement will become effective May 1, 2016 (even if signed on a later date) and shall continue for a period of one year (the “Term”).  Unless it is terminated earlier in accordance with subsection 2(b), this agreement will automatically renew for an additional one-year term following the expiration of the initial Term.

(b)	Termination. This agreement may be terminated:

(i)	by either party on provision of 90 days’ written notice to the other party, with or without cause;

(ii)

by either party for a material breach of any provision of this agreement by the other party, if the other party’s material breach is not cured within 30 days of receipt of written notice of the breach; or

(iii)

by the Company at any time and without prior notice, if the Manager fails or refuses to comply with the written policies or reasonable directives of the Company, or is guilty of serious misconduct in connection with performance under this agreement.

(c)	Effect of Termination. After the termination of this agreement for any reason, the Company shall promptly pay the Manager for Services rendered before the effective date of the termination.

3.	COMPENSATION.

(a)	Terms and Conditions. The Company shall pay the Manager in accordance with Exhibit A.

(b)	No Payments in Certain Circumstances. No payment will be payable to the Manager under any of the following circumstances:

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(i)	if prohibited under applicable government law, regulation, or policy;

(ii)	if the Manager did not directly perform or complete the Services described in Exhibit A;

(iii)	if the Manager did not perform the Services to the reasonable satisfaction of the Company; or

(iv)	if the Services performed occurred after the expiration or termination of the Term, unless otherwise agreed in writing.

(c)	No Other Compensation. The compensation set out above and in Exhibit A will be the Manager’s sole compensation under this agreement.

(d)

Expenses. Any ordinary and necessary expenses incurred by the Manager or its staff in the performance of this agreement will be the Manager’s sole responsibility. Extraordinary expenses shall be rebilled to the Company with a 20% markup.

(e)

Taxes. The Manager is solely responsible for the payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of the Services by the Manager under this agreement, and for all obligations, reports, and timely notifications relating to those taxes. The Company has no obligation to pay or withhold any sums for those taxes.

(f)

Other Benefits. The Manager has no claim against the Company under this agreement or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

4.	TIME IS OF THE ESSENCE

(a)

Times if of the essence for every obligation in this agreement. The Company must provide the Manager with invoices, contracts, agreements, board resolutions, board minutes, and other documentation within a reasonable time. The Manager must be provided the services in Appendix A within a reasonable time.

5.	NATURE OF RELATIONSHIP; INVENTIONS.

(a)	Independent Contractor Status.

(i)

The relationship of the parties under this agreement is one of independent contractors, and no joint venture, partnership, agency, employer-employee, or similar relationship is created in or by this agreement. Neither party may assume or create obligations on the other party’s behalf, and neither party may take any action that creates the appearance of such authority.

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(ii)

The Manager has the sole right to control and direct the means, details, manner, and method by which the Services will be performed, and the right to perform the Services at any time, place, or location. The Manager or the Manager’s staff shall perform the Services, and the Company is not required to hire, supervise, or pay any assistants to help the Manager perform those Services

(b)

Company Inventions. The Manager has no right or interest in any work or product resulting from the Services the Manager performs for the Company, or any of the documents, reports, or other materials the Manager creates in connection with those Services (collectively, the “Company Inventions”), and has no right to or interest in any copyright to the Company Inventions. The Company Inventions have been specially commissioned or ordered by the Company as “works made-for-hire,” as that term is defined in the United States Copyright Act, and the Company is therefore the author and the owner of all copyrights in the Company Inventions. The Manager shall return any Company inventions to the Company once the Company has made full payment of all invoices to the Manager.

(c)

Disclosure of Company Inventions. The Manager shall promptly disclose in writing to the Company all Company Inventions that the Manager has authored, made, conceived, or first actually reduced to practice, alone or jointly with others upon the Company’s fully payment of all invoices to the Manager.

(d)

Assignment of Company Inventions. If the Company Inventions or any parts of those are deemed not to have been works made-for-hire, the Manager hereby assigns to the Company all interest the Manager may have in the Company Inventions, including all copyrights, publishing rights, rights to use, reproduce, and otherwise exploit the Company Inventions in all formats or media and all channels, whether now known or created in the future.

(e)

Patent and Copyright Registrations. The Manager shall assist the Company or its designee, at the Company’s expense, to secure the Company’s rights in the Company Inventions and any copyrights, patents, mask work rights, or other intellectual property rights relating to the Company Inventions in all countries, including by disclosing to the Company all pertinent information and data with respect to those, by signing all applications, specifications, oaths, assignments, and other instruments that the Company deems necessary to apply for and obtain those rights and to assign and convey to the Company, its successors, assigns, and nominees the exclusive interest in the Company Inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating to those. When it is in the Manager’s power to do so, the Manager shall sign or cause to be signed these instruments or papers after the termination or expiration of this agreement. If the Manager provides assistance after the

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termination or expiration of this agreement at the Company’s request, the Company shall pay the Manager a reasonable rate for any time spent. If for any reason the Company cannot secure a signature to apply for or pursue any application of any United States or foreign patents or copyright registrations covering Company Inventions or original works of authorship assigned to the Company, the Manager hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Manager’s agents and attorneys in fact, to act for and on behalf of the Manager to sign and file those applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent or copyright registrations with the same legal force and effect as if they had been signed by the Manager.

6.	USE OF TRADEMARKS.

The Manager may use, reproduce, and distribute the Company’s service marks, trademarks, and trade names (if any) (collectively, the “Company Marks”) in connection with the performance of the Services. Any goodwill received from this use will accrue to the Company, which will remain the sole owner of the Company Marks. The Manager may not engage in activities or commit acts, directly or indirectly, that may contest, dispute, or otherwise impair the Company’s interest in the Company Marks. The Manager may not cause diminishment of value of the Company Marks through any act or representation. The Manager may not apply for, acquire, or claim any interest in any Company Marks, or others that may be confusingly similar to any of them, through advertising or otherwise. At the expiration or earlier termination of this agreement, the Manager will have no further right to use the Company Marks, unless the Company provides written approval for each such use.

7.	CONFIDENTIAL INFORMATION.

(a)

Confidentiality. During the Term, the Manager may have access to or receive certain information of or about the Company that the Company designates as confidential or that, under the circumstances surrounding disclosure, ought to be treated as confidential by the Manager (“Confidential Information”). Confidential Information includes information relating to the Company or its current or proposed business, financial statements, budgets and projections, customer identifying information, potential and intended customers, employers, products, computer programs, specifications, manuals, software, analyses, strategies, marketing plans, business plans, and other confidential information, provided orally, in writing, by drawings, or by any other media. The Manager will treat the Confidential Information as confidential and will not disclose it to any third party or use it for any purpose but to fulfill obligations in this agreement. In addition, the Manager shall use due care and diligence to prevent the unauthorized use or disclosure of such information.

(b)	Exceptions. The obligations and restrictions in subsection (a) do not apply to that part of the Confidential Information the Manager demonstrates:

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(i)	was or becomes generally publically available other than as a result of a disclosure by the Manager in violation of this agreement;

(ii)	was or becomes available to the Manager on a nonconfidential basis before its disclosure to the Manager by the Company, but only if:

A.

the source of such information is not bound by a confidentiality agreement with the Company or is not otherwise prohibited from transmitting the information to the Manager by a contractual, legal, fiduciary, or other obligation; and

B.

the Manager provides the Company with written notice of its prior possession either (I) before the effective date of this agreement or (II) if the Manager later becomes aware (through disclosure to the Manager) of any aspect of the Confidential Information as to which the Manager had prior possession, promptly on the Manager so becoming aware;

(iii)

is requested or legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar processes), or is required by a regulatory body, to be disclosed. However, the Manager shall:

A.	provide the Company with prompt notice of these requests or requirements before making a disclosure so that the Company may seek an appropriate protective order or other appropriate remedy; and

B.	provide reasonable assistance to the Company in obtaining any protective order.

If a protective order or other remedy is not obtained or the Company grants a waiver under this agreement, the Manager may furnish that portion (and only that portion) of the Confidential Information that, in the written opinion of counsel reasonably acceptable to the Company, the Manager is legally compelled or otherwise required to disclose. However, the Manager shall make reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any part of the Confidential Information disclosed in this way; or

(iv)	was developed by the Manager independently without breach of this agreement.

(c)	Obligation to Maintain Confidentiality.

(i)

Confidentiality. At all times during its work with the Company, the Manager shall hold in strictest confidence, and not use, except for the benefit of the Company, or to disclose to any person, firm, or corporation without the prior written authorization of the Board of Directors of the Company, any of the Company’s Confidential Information.

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(ii)

Term. The Manager shall maintain the confidentiality and security of the Confidential Information until such time as all Confidential Information disclosed under this agreement becomes publicly known and is made generally available through no action or inaction of the Manager. However, to the extent that the Company has disclosed information to the Manager that constitutes a trade secret under law, the Manager shall protect that trade secret for as long as the information qualifies as a trade secret.

(d)

Remedy. Money damages may not be a sufficient remedy for any breach of this section by the Manager and, in addition to all other remedies, the Company may seek (and may be entitled to) as a result of that breach, specific performance and injunctive or other equitable relief as a remedy.

8.	OTHER ACTIVITIES.

During the Term, the Manager is free to engage in other independent contracting activities, except that the Manager may not accept work, enter into contracts, or accept obligations inconsistent or incompatible with the Manager’s obligations or the scope of Services to be rendered for the Company under this agreement.

9.	RETURN OF PROPERTY.

Within 30 days of the expiration or earlier termination of this agreement, the Manager shall return to the Company, retaining no copies or notes, all Company products, samples, models, property, and documents relating to the Company’s business including reports, abstracts, lists, correspondence, information, computer files, computer disks, and other materials and copies of those materials obtained by the Manager during and in connection with its work with the Company. The Manager may access a reasonable administrative fee for delivery of these materials. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork or creative work, notebooks, and similar items relating to the Company’s business, whether prepared by the Manager or by others, remain the Company’s exclusive property.

10.	INDEMNIFICATION.

(a)

Of Company by Manager. At all times after the effective date of this agreement, the Manager shall indemnify the Company and its officers, directors, subcontractors, shareholders, noteholders, affiliates and subsidiaries (collectively, the “Company Indemnitees”) from all damages, liabilities, expenses, claims, or judgments (including interest, penalties, reasonable attorneys’ fees, accounting fees, and expert witness fees) (collectively, the “Claims”) that any Company Indemnitee may incur and that arise from:

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(i)	the Manager’s gross negligence or willful misconduct arising from the Manager’s carrying out of its obligations under this agreement;

(ii)	the Manager’s breach of any of its obligations or representations under this agreement; or

(iii)

the Manager’s breach of its express representation that it is an independent contractor and in compliance with all applicable laws related to work as an independent contractor. If a regulatory body or court of competent jurisdiction finds that the Manager is not an independent contractor or is not in compliance with applicable laws related to work as an independent contractor, based on the Manager’s own actions, the Manager will assume full responsibility and liability for all taxes, assessments, and penalties imposed against the Manager or the Company resulting from that contrary interpretation, including taxes, assessments, and penalties that would have been deducted from the Manager’s earnings if the Manager had been on the Company’s payroll and employed as a Company employee.

(d)

Of Manager by Company. At all times after the effective date of this agreement, the Company shall indemnify the Manager and its officers, members, managers, employees, agents, contractors, sublicensees, affiliates, subsidiaries, successors, and assigns (collectively, the “Manager Indemnitees”) from all Claims that the Manager Indemnitees may incur arising from:

(i)	the Company’s operation of its business;

(ii)	the Company’s breach or alleged breach of, or its failure or alleged failure to perform under, any agreement to which it is a party; or

(iii)

the Company’s breach of any of its obligations or representations under this agreement. However, the Company is not obligated to indemnify the Manager if any of these Claims result from the Manager’s own actions or inactions.

11.	FORCE MAJEURE.

A party will be not be considered in breach or in default because of, and will not be liable to the other party for, any delay or failure to perform its obligations under this agreement by reason of fire, earthquake, flood, explosion, strike, riot, war, terrorism, or similar event beyond that party’s reasonable control (each a “Force Majeure Event”). However, if a Force Majeure Event occurs, the affected party shall, as soon as practicable:

(a)	notify the other party of the Force Majeure Event and its impact on performance under this agreement; and

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(b)	use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations under this agreement.

12.	GOVERNING LAW.

(a)	Choice of Law. The laws of the States of Texas govern this agreement (without giving effect to its conflicts of law principles).

(b)	Choice of Forum. Both parties consent to the personal jurisdiction of the state and federal courts in Harris Country, Texas.

(c)

Attorneys’ Fees. If either party employs attorneys to enforce any rights arising out of or relating to this agreement, the losing party shall reimburse the prevailing party for its reasonable attorneys’ fees.

13.	AMENDMENTS.

No amendment to this agreement will be effective unless it is in writing and signed by a party or its authorized representative.

14.	ASSIGNMENT AND DELEGATION.

(a)

No Assignment. Neither party may assign any of its rights under this agreement, except with the prior written consent of the other party, which consent shall not be unreasonably withheld. All voluntary assignments of rights are limited by this subsection.

(b)	No Delegation. Neither party may delegate any performance under this agreement, except with the prior written consent of the other party, which consent shall not be unreasonably withheld.

(c)	Enforceability of an Assignment or Delegation. If a purported assignment or purported delegation is made in violation of this section 14, it is void.

15.	COUNTERPARTS; ELECTRONIC SIGNATURES.

(a)	Counterparts. The parties may execute this agreement in any number of counterparts, each of which is an original but all of which constitute one and the same instrument.

(b)

Electronic Signatures. This agreement, agreements ancillary to this agreement, and related documents entered into in connection with this agreement are signed when a party’s signature is delivered by facsimile, email, or other electronic medium. These signatures must be treated in all respects as having the same force and effect as original signatures.

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16.	SEVERABILITY.

If any one or more of the provisions contained in this agreement is, for any reason, held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this agreement, but this agreement will be construed as if those invalid, illegal, or unenforceable provisions had never been contained in it, unless the deletion of those provisions would result in such a material change so as to cause completion of the transactions contemplated by this agreement to be unreasonable.

17.	NOTICES.

(a)

Writing; Permitted Delivery Methods. Each party giving or making any notice, request, demand, or other communication required or permitted by this agreement shall give that notice in writing and use one of the following types of delivery, each of which is a writing for purposes of this agreement: personal delivery, mail (registered or certified mail, postage prepaid, return-receipt requested), nationally recognized overnight courier (fees prepaid), facsimile, or email.

(b)	Addresses. A party shall address notices under this section 17 to a party at the following addresses:

If to the Company:
Chris Less, Interim CEO
Aristocrat Group Corp.
14173 Northwest Freeway #240
Houston, TX 77040

If to the Manager:
Patrick Brown, Manager
Argyle Corporate Services, LLC
5116 Bissonnet St, Suite 602
Bellaire, TX 77401

(c)	Effectiveness. A notice is effective only if the party giving notice complies with subsections (a) and (b) and if the recipient receives the notice.

18.	WAIVER.

No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this agreement will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unless the writing so specifies.

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19.	ENTIRE AGREEMENT.

This agreement constitutes the final agreement of the parties. It is the complete and exclusive expression of the parties’ agreement about the subject matter of this agreement. All prior and contemporaneous communications, negotiations, and agreements between the parties relating to the subject matter of this agreement are expressly merged into and superseded by this agreement. The provisions of this agreement may not be explained, supplemented, or qualified by evidence of trade usage or a prior course of dealings. Neither party was induced to enter this agreement by, and neither party is relying on, any statement, representation, warranty, or agreement of the other party except those set forth expressly in this agreement. Except as set forth expressly in this agreement, there are no conditions precedent to this agreement’s effectiveness.

20.	HEADINGS.

The descriptive headings of the sections and subsections of this agreement are for convenience only, and do not affect this agreement’s construction or interpretation.

21.	EFFECTIVENESS.

This agreement will become effective when all parties have signed it. The date this agreement is signed by the last party to sign it (as indicated by the date associated with that party’s signature) will be deemed the date of this agreement.

22.	NECESSARY ACTS; FURTHER ASSURANCES.

Each party shall use all reasonable efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the transactions this agreement contemplates or to evidence or carry out the intent and purposes of this agreement.

[SIGNATURE PAGE FOLLOWS]

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Each party is signing this agreement on the date stated opposite that party’s signature.

Date: May 1, 2016	Argyle Corporate Services, LLC By: /s/ Patrick Brown Name: Patrick Brown Title: Manager

Date: May 1, 2016	Aristocrat Group Corp. By: /s/ Chris Less Name: Chris Less Title: Interim CEO

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DUTIES, SPECIFICATIONS, AND COMPENSATION

1.	DUTIES.

The Manager shall perform the following services:

(a)	Preparation of corporate filings

(b)	Registration of subsidiaries on behalf of the Company

(c)	Performing accounting on behalf of the company including processing of accounts payable, accounts receivable and inventory; and preparation of financial statements each fiscal quarter.

(d)	Coordinating an independent accountant to review its financial statements each fiscal quarter and to audit its financial statements each fiscal year.

(e)	Preparation of documents to be submitted to the Securities & Exchange Commission, including forms 10-Q, 10-K, 8-K, and S-1.

(f)	Preparation of press releases

(g)	Managing transactions with transfer agents, stockbrokers, and regulatory bodies.

(h)	Transferring funds from investors to the Company

(i)	Managing the Company’s debt instruments, including preparing notes and enacting payments and conversion on any convertible instruments.

(j)	Administrative support related to the above actions.

2.	SPECIFICATIONS.

The parties agree to the following additional specifications about the services to be provided: the services must be provided accurately and within a reasonable timeframe.

3.	COMPENSATION.

As full compensation for the Services rendered under this agreement, the Company shall pay the Manager the sum of $11,000 to be paid each month or partial month that this agreement is in effect.

[SIGNATURE PAGE FOLLOWS]

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Each party is signing this Exhibit A on the date stated opposite that party’s signature.

Date: May 1, 2016	Argyle Corporate Services, LLC By: /s/ Patrick Brown Name: Patrick Brown Title: Manager

Date: May 1, 2016	Aristocrat Group Corp. By: /s/ Chris Less Name: Chris Less Title: Interim CEO

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